EXHIBIT 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of DHC Acquisition Corp. (the “Company”) on Form 10-K for the year period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Christopher Gaertner, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2022

/s/ Christopher Gaertner
Christopher Gaertner
Co-Chief Executive Officer
(Principal Executive Officer)